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ARCP - American Realty Capital Properties Inc Conference Call to Discuss its Previously Issued Financial Statements and Changes in Accounting Personnel

EVENT DATE/TIME: OCTOBER 29, 2014 / 7:00PM GMT

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OCTOBER 29, 2014 / 7:00PM, ARCP - American Realty Capital Properties Inc Conference Call to Discuss its Previously Issued Financial Statements and Changes in Accounting Personnel

C O R P O R A T E   P A R T I C I P A N T S

Bonni Rosen American Realty Capital Properties, Inc. - Director of IR

David Kay American Realty Capital Properties, Inc. - CEO

P R E S E N T A T I O N

Operator

Good afternoon and welcome to the American Realty Capital Properties conference call. (Operator Instructions) Please note this event is being recorded.

I would now like to turn the conference ever to Bonni Rosen, Director of Investor Relations. Please go ahead, ma'am.

Bonni Rosen - American Realty Capital Properties, Inc. - Director of IR

Thank you. Good afternoon, everyone. Thank you for joining us today to discuss the Company's earlier press release and 8-K filing. Joining me today is David Kay, Chief Executive Officer.

Before I turn the call over to David, I would like to remind everyone that statements in this call which are not historical facts will be forward-looking. ARCP's actual results may differ materially from these forward-looking statements, and the risk factors that could cause these differences are detailed in our SEC reports. In addition, as stated more fully in our SEC report, ARCP disclaims any intent or obligation to update these forward-looking statements, except as expressly required by law.

Now I would like to turn the call over to ARCP's CEO, David Kay. David?

David Kay - American Realty Capital Properties, Inc. - CEO

Thank you, Bonni. Thank you all for joining us. I apologize. We were dropped. There is a lot of volume of call lines on this, so I appreciate everybody's patience.

I'm going to start from the beginning, since I ran for about 10 minutes before realizing that we had dropped. So, again, I want to bring to you information that is going to be meaningful to you and really tell you what happened. I think that is the best way to start this call. And hopefully it will give you a sense of what the process was and what we've gone through, and hopefully give you some comfort in what we're doing to address the issues.

I'm going to start with September 7. There was an employee who had contacted our audit committee in one way or another. That contact or information in that contact has not been described to the management of the Company, as it's held in confidence with the audit committee and their advisors.

Based on that contact and the information that was given, which is not necessarily related to any of the adjustments or the results of these findings, as an aside, the audit committee engaged counsel -- Weil, Gotshal -- as well as Ernst & Young's forensic accounting group.

Based on the information that they had, they went through a process for about six weeks of a very, very thorough investigation that included looking at all types of financial records. Ernst & Young's forensic accounting team was in, looking at journal entries, GLs. They looked at hundreds of thousands of emails, hard drives, loads of information; conducted interviews -- and the preliminary results of which were communicated to non-implicated executives late on Friday evening of this past week.

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OCTOBER 29, 2014 / 7:00PM, ARCP - American Realty Capital Properties Inc Conference Call to Discuss its Previously Issued Financial Statements and Changes in Accounting Personnel

There was little dialogue about any of this with management or with the Company while this went on. And there was no indication at all during that period of time by the executive management team that there was a process in place that was evaluating our financial systems and financial statements.

The preliminary results after receiving those -- the executive team received those on late on Friday, and we have spent the better part of around-the-clock the last four days analyzing the potential impact of the adjustments and creating disclosure with counsel; with our auditors, Grant Thornton; with the forensic accountants at E&Y; with Proskauer, our attorneys; and with the counsel of the audit committee. That disclosure is what you're seeing today in our 8-K and our press release.

Within that, there is disclosure about the adjustments that have been proposed to our first and second quarters as a result of this extensive review and forensic accounting analysis, the first of which relates to the noncontrolling interest, which is a non-GAAP disclosure for our first quarter of the year.

I want to reiterate that our GAAP accounting numbers for the first quarter of this year are not impacted -- did not impact earnings per share, does not impact net income, does not impact net operating income, expenses, etc. This is a non-GAAP supplemental disclosure for AFFO and AFFO per share.

There are two methods which are acceptable -- both are acceptable in disclosing and presenting noncontrolling interest in the AFFO calculation. In the first quarter, our Company was using the net method. Under the net method, you present net income on a net basis, meaning that any income related or allocated to the noncontrolling shareholders, which are those of shareholders in our operating partnership -- we have a traditional OP structure, UPREIT structure. And so those OP or noncontrolling interest shareholders represent roughly 3.5% of the total shares outstanding.

Under the net method, we would present the top net income at 96.5%, and add back roughly 96.5% of each of the add-backs to come to AFFO. You would then divide AFFO by just the common shareholder numbers, the weighted average common shares, to get to an AFFO per share number. You can see that depicted in the table that is in both the 8-K as well as at the back of the press release.

The impact of that for the first quarter of the adjustment -- what happened was when the add-backs were done, they were done at 100% instead of 96 -- roughly 96.5%. That created too much add-back, or presentation for AFFO would be too high by roughly $17.6 million. That was a roughly $0.03 overstatement of AFFO per share for the quarter in that presentation. Again, none of the GAAP measurements are impacted at all.

The analysis, and investigation, and forensics that were done indicated that there was no intent to overstate AFFO for the quarter, and that it was characterized as an error. It was reviewed by the accountants and went through the normal review process -- the SAS 70 review for the quarter -- and the numbers were presented just as they would under any other quarter.

In the second quarter, the Company changed its method of presentation to that of a gross presentation. Perfectly acceptable to change it, and the numbers on a per-share basis would be comparable under either method. Under the gross method, we used 100% of the net income, add back 100% of the add-backs to get to AFFO per share, and divide it by the total weighted average shares outstanding, which would be the common as well as those of the OP holders or the noncontrolling interest holders, to come to AFFO per share.

That calculation included a number that went into there in order to conceal the error from the first quarter. The best way that I can describe what happened there is that we don't have bad people; we had some bad judgment there. And we had two employees which have resigned as a result of the effects of that calculation and the nondisclosure of the error in the first quarter. None of the executives that are currently at the Company have been implicated during the investigation related to the concealment of that error.

The result of that is that the adjustment that you see in Q1, which is showing the -- we have shown it both ways, under the gross and net method. You can see the roughly $0.03 per share in Q1 is the same under either method.

It looks like an $11.9 million adjustment under the gross method and a $17.6 million adjustment under the net method. Either way, the per-share number is the same.

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OCTOBER 29, 2014 / 7:00PM, ARCP - American Realty Capital Properties Inc Conference Call to Discuss its Previously Issued Financial Statements and Changes in Accounting Personnel

That number is not a run rate number. It is not a number that then has to progressively carry over quarter to quarter. This is a one-time adjustment in the first quarter. And that the impact as of -- on an annual basis, as of the end of the year, because our share count is significantly higher, roughly 840 million-plus on a weighted average basis, that number will look more like $0.02 to $0.025 at the end of the year because of the fully diluted shares.

You do not take the preliminary adjustment and continue to keep adding that quarter after quarter for a cumulative effect. The cumulative effect for that adjustment for the entire year should be somewhere in the $0.02 to $0.025 range.

The next adjustment was also identified by the investigation was that of various accruals and expenses. There were certain expenses that were identified as being -- that should've been accrued in the second quarter that ended up resulting in an accrual in the third quarter instead.

Those numbers were roughly $10.5 million, and you can see them in the column under the three months ended June 30. That does impact our GAAP statements. Accruals are an expense item. They affect both AFFO as well as EPS. But the net impact of that, of $10.5 million, is roughly $0.01 a share.

As an aside, some or a significant portion of those accruals which were made in the third quarter versus the second quarter will now come out of the third quarter, thus having a favorable impact on the third quarter for more of a net effect. Again, that is not an adjustment that you will continue to see quarter after quarter after quarter.

It's a one-quarter adjustment, and that resolves that problem. That adjustment, also, again, not bad people; bad judgment in terms of the period at which that they were recording it -- again, resulting in the resignation of our CFO and our Chief Accounting Officer.

What does this mean? The process that the Company has gone through, the audit committee has gone through, in order to thoroughly review our practices, our policies, our procedures in finance and accounting departments, and the recordation of how we compile and produce our financial statements has been very, very thorough.

Over the last 10 months, our controls and processes have continued to improve. We have added people. Mike Sodo, who joined us about two months ago, who is a former colleague of mine for about 11 years, will take over as the Chief Financial Officer -- has taken over as the Chief Financial Officer.

He has a tremendous amount of experience. He is in public accounting. He is a CPA. He has done many, many capital markets deals. And I know many of you are familiar with the work that he has done. And he is a very, very solid technical accountant.

Gavin Brandon, who came to us through the Cole merger, who recently got promoted to Corporate Controller and runs all the accounting operations out of our Phoenix location -- which not only process all the recordation of the cash flow and the expenses, liabilities, the assets, and just the overall financials -- he is also a very experienced -- was a senior accountant, a senior manager, I'm sorry, with Deloitte.

He was also in their national practice, which is the highest division in there in terms of the technical accounting. And he is very well-versed in the accounting and experienced in what we do. And the Board, the audit committee, and our management team have a lot of confidence in his ability to be the Chief Accounting Officer for the Company. We think that these changes are -- they're the right people in the right place, enhancing our procedures and processes.

There were also procedures and implementation items that have surfaced out of the investigation. And you have -- you can rest assured that those suggestions and recommendations will be fully implemented, and they will be done in an expeditious manner.

So let's get to the meat of, really, what do these adjustments mean? $0.03 of these adjustments are non-GAAP disclosure. They don't affect our US GAAP financial statements for Q1.

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OCTOBER 29, 2014 / 7:00PM, ARCP - American Realty Capital Properties Inc Conference Call to Discuss its Previously Issued Financial Statements and Changes in Accounting Personnel

For Q2 we have $0.01 -- $10.5 million on $1.4 billion of revenue, the NOI. They don't affect our leverage. They don't affect our fixed charge coverage ratios. They don't affect our financial covenant calculations. They are small accounting that had to be done, started by an error, and resulting in change in personnel and a change in process.

This process has made us a better company. We had started this process 10 months ago. We have made great strides. The thoroughness of this investigation and the recommendations that have come from it continue to enhance our Company.

We buy assets, manage assets in the net lease space better than anybody. Our Company has bought more assets; has a high-quality portfolio, nearly 50% investment-grade rated tenants. We have exceptional length, maturity on our leases.

We are significantly delivered from 10 months ago. We have simplified the business. We are not only selling our multitenant division, netting $1.4 billion last week that we received, but we have also contracted to sell Cole Capital, our broker-dealer, in an effort to continue to increase transparency and simplify the business.

I am not happy about these announcements. Friday was a pretty crushing blow. I can assure you that I am not moving from this seat other than to talk to our investors and to run this business.

I have been asked on virtually every call: am I going to stay with the Company? 100%. Absolutely. I love being here.

This isn't the ideal situation, but I think that it is not the parade of horribles that the market may view this as today. We have an exceptional team that runs this Company. It is an ethical team. We are striving to be better every single day. We have people in the depth who underwrite our assets, who manage our assets, and who run our business on a day-to-day -- continue to do the best job that we can in order to create shareholder value.

A couple things that I want to talk about in terms of process from here. Q1 and Q2 need to be reissued. The auditors, and the audit committee, and management are working hard to get that done in an expeditious manner. These are the only adjustments to date that we are aware of.

We were made aware of them, as I said, late on Friday. And they were brought to the public as soon as possible in terms of being able to tie them down, make sure that we have confidence in the numbers that we are putting out. They are preliminary in that the investigation continues, in terms of trying to wrap up the reissuance of those quarters.

In terms of 2013, our CFO and CAO at the time were the signatories on the representation letters. Grant Thornton needs to do some work because of the non-reliance on those representation letters. They need to do some work surrounding what those rep letters contain in terms of assurances. That does mean that they need to go back and do a full audit, and reopen the 2013 numbers, and complete a full-on investigation.

Those audits are done. The statements are audited. There is unqualified opinions out on them. They do need to do procedures, and we will need to have those opinions put back in place into the statement file. They are working concurrently with our Q3 numbers. We have until November 14 to issue those. Our goal is to do that, and we are working as expeditiously as we possibly can.

In terms of transparency, our promise is to keep you up to date. The adjustments to date impact only -- we are only aware that they impact the disclosures and the numbers that we have laid out. Our annual dividend rate is not impacted by these adjustments. And we have laid out in our press release all the other items that are not impacted, including net operating income; net asset value, which, as an aside, at $1.4 billion at about a 6.25% cap rate is about a $13.25 share price -- that is not impacted by any of these adjustments.

We have had a tremendous amount of dialogue with our banks. We are in compliance with our financial covenant calculations. We are in a dialogue with them to ensure that they are up to speed and well informed as to the process that we have gone through and where we stand on a daily basis.

Our knowledge of the transaction was obviously not of the information that we received late on Friday, as we received $1.4 billion last week and paid down our line with it. We are operating in good faith with the banks and will continue to keep them with a constant flow of information. We have also had initial dialogue with the rating agencies, and there is an open dialogue there as well.

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OCTOBER 29, 2014 / 7:00PM, ARCP - American Realty Capital Properties Inc Conference Call to Discuss its Previously Issued Financial Statements and Changes in Accounting Personnel

I've been asked about share buybacks and would we sell assets. We do have a share buyback plan in place and continuing evaluating the share price, which we believe is tremendously undervalued. We would look at selling assets, particularly high-valued ones, in order to buy back shares if the shares continue to stay at these levels.

We have the right people in place. We have enhanced our procedures and our processes, and we continue to do that. We believe that we have a great business.

I appreciate everybody joining. As you know, you can contact me directly, or Bonni. We can schedule a call if you have Q&A. With well over 1,000 people on the line, we are not going to attend to questions, as it would be pretty cumbersome at this time. I appreciate your support, and please feel free to contact us if there's any other questions. Thanks.

Operator

At this time, the conference has now concluded. You may disconnect your lines. Thank you very much.

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